Exhibit 99.1

DOLLAR TREE, INC. ANNOUNCES 2-FOR-1 STOCK SPLIT

CHESAPEAKE, Va. – May 29, 2012 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, announced today that its Board of Directors has approved a 2-for-1 stock split in the form of a 100% common stock dividend.  The new shares will be distributed on June 26, 2012, for shareholders of record as of the close of business on June 12, 2012.  With the stock split, the number of outstanding shares of the company’s common stock will increase from approximately 116 million shares, pre-split, to approximately 232 million shares, post-split.

“Dollar Tree is committed to building value for long-term shareholders,” said Bob Sasser, President and Chief Executive Officer.  “The stock dividend announced today is designed to increase the liquidity of the Company’s stock and provide a more attractive entry point for shareholders, affording the potential to broaden the shareholder base.”

Dollar Tree, a Fortune 500 Company, operated 4,451 stores across 48 states and 5 Canadian Provinces as of April 28, 2012, with total retail selling square footage of 38.6 million.  To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:  Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate.  For example, our forward-looking statements include statements regarding liquidity and broadening the shareholder base.  For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 15, 2012 and our Quarterly Report on Form 10-Q filed May 27, 2012.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com